                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section.240.14a-11(c) or Section.240.14a-12

                       INTEGRATED MEASUREMENT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
       1) Title of each class of securities to which transaction applies:
       2) Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       4) Proposed maximum aggregate value of transaction:
       5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                      INTEGRATED MEASUREMENT SYSTEMS, INC.

                             9525 S.W. GEMINI DRIVE
                               BEAVERTON, OR 97008
                                 (503) 626-7117

                             ----------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 4, 1999

                             ----------------------

To the Shareholders of
Integrated Measurement Systems, Inc.:

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Integrated Measurement Systems, Inc. (the "Company") will be held on Tuesday, May 4, 1999, at 10:00 a.m., local time, at the Embassy Suites, 9000 S.W. Washington Square Road, Tigard, Oregon 97223, for the following purposes:

1. ELECTION OF DIRECTORS. To elect three directors, each to serve for a three-year term and until their successors are duly elected and qualified;

2. APPROVAL OF AMENDMENT TO THE COMPANY'S 1995 STOCK INCENTIVE PLAN. To approve an amendment to the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan;

3. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors of the Company has fixed the close of business on March 12, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                        By Order of the Board of Directors,

                                        Keith L. Barnes
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

Beaverton, Oregon
April 2, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       INTEGRATED MEASUREMENT SYSTEMS, INC.
                             9525 S.W. GEMINI DRIVE
                               BEAVERTON, OR 97008
                                 (503) 626-7117
                               ------------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 4, 1999

GENERAL
         This Proxy Statement is being furnished to the shareholders of Integrated Measurement Systems, Inc., an Oregon corporation ("IMS" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of IMS common stock, par value of $0.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. on May 4, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to: (i) elect three members to the Company's Board of Directors; (ii) approve an amendment to the Company's 1995 Stock Incentive Plan; (iii) ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and (iv) transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of IMS on or about April 2, 1999.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
         The Board of Directors has fixed the close of business on March 12, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 1,347 beneficial holders of the 7,460,616 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

         The two persons named as proxies on the enclosed proxy card, Keith L. Barnes and H. Raymond Bingham, were designated by the Board of Directors. If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted by the named proxies in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1995 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

         Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Integrated Measurement Systems, Inc., 9525 S.W. Gemini Drive, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                               ELECTION OF DIRECTORS

         At the Annual Meeting, three directors will be elected, each for a three-year term and until their successors are duly elected and qualified. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve as directors if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

         Under the Company's Articles of Incorporation, the directors are divided into three classes and serve for terms of three years, with one class being elected by the shareholders each year. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are duly elected and qualified. There is no cumulative voting for election of directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

         The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 2, 1999, principal occupation or employment during the past five years, the periods during which he has served as a director of IMS and positions currently held with IMS.

                                                  DIRECTOR          EXPIRATION
     NOMINEES                       AGE           SINCE             OF TERM      POSITIONS HELD WITH IMS
     --------                       ---           --------          ----------   -----------------------
     Thomas R. Franz                 40             1999               2002        Director
     Paul A. Gary                    58             1998               2002        Director
     James E. Solomon                62             1995               2002        Director

    CONTINUING DIRECTORS
    --------------------
     H. Raymond Bingham              53             1993               2000        Chairman of the Board
     Milton R. Smith                 63             1997               2000        Director
     Keith L. Barnes                 47             1989               2001        President, Chief Executive
                                                                                   Officer and Director
     C. Scott Gibson                 46             1995               2001        Director

         THOMAS R. FRANZ. Mr. Franz will be a director of the Company beginning April 1999. Mr. Franz currently serves as Vice President of the Computing Enhancement Group and General Manager of the Embedded Microcomputer Division at Intel Corporation ("Intel"). Mr. Franz joined Intel in 1980.

         PAUL A. GARY. Mr. Gary has served as a director of the Company since September 1998. From 1967 until 1996, Mr. Gary served in various capacities for Bell Laboratories, Western Electric and AT&T Microelectronics/Lucent Technologies, Inc., with his last position being Vice President of Netcom IC Business Unit for eight years. Mr. Gary retired from Lucent in June 1996. Mr. Gary is also on the board of directors of TriQuint Semiconductor, Inc. and Data I/O Corporation.

         JAMES E. SOLOMON. Mr. Solomon has served as a director of the Company since April, 1995. Mr. Solomon currently serves as President and Chief Executive Officer of XULU Entertainment, Inc. Mr. Solomon served as Senior Vice President and Chief Technology Officer for Cadence Design Systems, Inc. ("Cadence") from February 1994 to May 1996. Mr. Solomon has served as Senior Vice President and General Manager of Cadence's Analog Division from June 1989 to February 1994 and as President of Cadence's Analog Division from December 1988 until May 1989. Mr. Solomon is also the Chairman of the Board of Smart Machines, Inc. and XULU Entertainment, Inc., private companies.

         H. RAYMOND BINGHAM. Mr. Bingham has been a director of the Company since 1993 and Chairman of the Board since May 1995. Mr. Bingham joined Cadence in June 1993 as Executive Vice President and Chief Financial Officer. From June 1985 to May 1993 he served as Executive Vice President and Chief Financial Officer of Red Lion Hotels and Inns, which owned and operated a chain of hotels. Mr. Bingham serves as a director of Sunstone Hotel Investors Inc., Cadence, ONYX Software Corporation, Legato Systems, Inc. and Innotech.

         MILTON R. SMITH. Mr. Smith has been a director of the Company since 1997. Mr. Smith currently serves as President of Smith Investments, a private investing and consulting firm. From September 1994 to February 1995 Mr. Smith served as President and Chief Executive Officer of Zeelan Technology, Inc., a software company. Mr. Smith was co-founder of and from October 1992 to May 1994 served as President and Chief Executive Officer of ThrustMaster, Inc., a manufacturer of interactive control devices for personal computers. From September 1992 to January 1993, Mr. Smith held executive positions with two software companies, Test System Strategies, Inc. and Analogy, Inc. Mr. Smith was co-founder of and from October 1986 until January 1992, held at various times the positions of Chairman of the Board, President and Chief Executive Officer of Floating Point Systems, Inc. Mr. Smith serves on the Board of Directors of ThrustMaster, Inc., a public company, and as a director of several privately held companies and not-for-profit organizations.

         KEITH L. BARNES. Mr. Barnes has been the Company's Chief Executive Officer since May 1995, the Company's President since April 1991 and became a director of the Company in 1989. Mr. Barnes is a member of the Board of Trustees for the Oregon Graduate Institute of Science and Technology. Mr. Barnes is a director of Data I/O Corporation, a public company that provides programming and handling equipment for the design and manufacture of programmable integrated circuits. Mr. Barnes is a director of VXI Electronics, a private manufacturer of power systems modules.

         C. SCOTT GIBSON. Mr. Gibson has served as a director of the Company since May 1995. Mr. Gibson co-founded Sequent Computer Systems, Inc., a computer system supplier, in 1983 and served as Sequent's President from 1988 through March 1992. Prior to forming Sequent Computer Systems, Mr. Gibson was General Manager of Intel's Memory Components Operation. Mr. Gibson serves as a director of Inference Corp., Radisys Corporation, TriQuint Semiconductor, Inc. and Egghead.com, which are public companies. Mr. Gibson also serves as Chairman of the Oregon Graduate Institute of Science and Technology and as a director of several privately held technology companies.

BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS.

         The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Article III,
Section 3.16 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

         During 1998 the Company's Board of Directors held five meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

         The Board of Directors has an Audit Committee, which during the fiscal year ended December 31, 1998, conducted four meetings. The members of the Audit Committee currently are Messrs. Bingham, Gibson and Smith. The Audit Committee reviews the scope of the independent annual audit and the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary.

         The Board of Directors also has a Compensation Committee, which reviews executive compensation and establishes executive compensation levels and also administers the Company's stock option plans and the 1995 Employee Stock Purchase Plan. During the fiscal year ended December 31, 1998, the Compensation Committee held ten meetings. The members of the Compensation Committee during 1998 were Messrs. Gibson and Smith and Mr. Jim Hurd, a current director who is not standing for re-election or continuing to serve as a Director.

         See "Management - Executive Compensation" for information regarding compensation of directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES NAMED IN THIS PROXY STATEMENT. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                   MANAGEMENT

EXECUTIVE OFFICERS
         The following table sets forth certain information with respect to the executive officers of the Company.

NAME                  AGE      POSITION
----                  ---      --------
Keith L. Barnes        47      President, Chief Executive Officer and Director
Fred Hall              49      Chief Financial Officer, Secretary and Treasurer
Mark Allison           42      General Manager, Memory Products Division
W. Barry Baril         47      Chief Technology Officer
James P. Fraine        43      Vice President, North American Sales and
                               Worldwide Major Accounts
Donald E. Grant        57      Senior Vice President, Operations and
                               General Manager, Digital
                               Test Systems Division
Gwyn Harvey            45      Vice President, Human Resources
Wendell Roberts        56      Vice President, World Wide Sales
Paul Scrivens          51      General Manager, Mixed Signal Product Division

SIGNIFICANT EMPLOYEES
         The following table sets forth certain information with respect to the significant employees of the Company.


NAME                  AGE      POSITION
----                  ---      --------
David Flaningam        47      General Manager, Virtual Test Division
Richard Schilling      58      Director, Service Division

         Information concerning the principal occupation of Mr. Barnes is set forth under the heading "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers and significant employees of the Company who are not also directors of the Company is set forth below.

         FRED HALL. Mr. Hall joined the Company in 1998 as Chief Financial Officer, Secretary and Treasurer. From 1997 until joining the Company in 1998, Mr. Hall was Vice President, Finance and Chief Financial Officer of Naiad Technologies, Inc., a biotechnology start-up company. From October 1994 until 1997, Mr. Hall served as Vice President, Chief Financial Officer, Treasurer and Assistant Secretary for CFI ProServices, Inc., a provider of integrated, PC-based software for financial institutions. From June 1992 until October 1994, Mr. Hall served as Vice President, Finance and Chief Financial Officer, Secretary and Treasurer of Itronix Corporation, a manufacturer of hand held computers.

         MARK ALLISON. Mr. Allison joined the Company in November 1995 as Vice President of Marketing and was appointed General Manager, Memory Division in 1998. Prior to joining the Company, Mr. Allison was Director of Memory Marketing for Credence Corporation during 1995 and Director of Marketing for Megatest Corporation, from 1985 to 1995. Both companies are ATE manufacturers.

         W. BARRY BARIL. Mr. Baril is a founder of the Company, and has been the Vice President of Engineering since the Company's inception in 1983 and was appointed Chief Technology Officer in 1998. Previously, Mr. Baril was Engineering Group Manager for the Logic Analyzer Division of Tektronix, a high technology company, for one year, Hybrid Circuit Project Manager and Group Leader for three years in Tektronix labs, and a Hybrid Circuit Project Manager and Design Engineer for four years at Burr Brown, an analog integrated circuit company.

         DAVID FLANINGAM. Mr. Flaningam joined the Company in February 1998 as Director of Sales, Virtual Test Division and was promoted later in 1998 to General Manager, Virtual Test Division. Prior to joining the Company, Mr. Flaningam was Vice President of Asian Operations at Credence Systems, Inc., a manufacturer of ATE equipment. Prior to that, Mr. Flaningam was Vice President of International Operations for TSSI, a test software company that he co-founded.

         JAMES P. FRAINE. Mr. Fraine joined the Company in 1994 as Vice President, Sales and is currently Vice President, North American Sales and Worldwide Major Accounts. Prior to joining the Company, he was the National Sales Manager at Teradyne, Inc., an ATE company, from 1989 to 1994 and held the position of Account Manager at GenRad, Inc. from 1978 to 1986. In addition, Mr. Fraine has held several sales and marketing positions at STS/Axiom Technology, Inc., a mixed signal test equipment company.

         DONALD E. GRANT. Mr. Grant joined the Company in 1989 as Vice President of Operations and was promoted to Senior Vice President, Operations and General Manager of the Digital Test Systems Division in 1998. Prior to joining the Company, Mr. Grant was Director of Manufacturing at Protocol Systems, Inc., a medical device manufacturer, from 1986 to 1989, and Director of Operations at Kentrox Industries from 1983 to 1986. Mr. Grant held various manufacturing and engineering positions with Hewlett Packard from 1972 to 1983. Mr. Grant graduated from the United States Naval Academy with a B.S. in Physics in 1963 and earned an M.B.A. from Harvard in 1972.

         GWYN HARVEY. Ms. Harvey is currently Vice President of Human Resources. Ms. Harvey joined the Company in 1987 as Director of Human Resources. Prior to joining the Company, Ms. Harvey worked in a variety of human resources management and professional positions with Metheus Corporation, Computervision Corporation, Metheus-Computervision, Inc., Sierracin-EOI and Fairchild, a Schlumberger Company. Ms. Harvey has over 25 years of experience in the high technology sector.

         WENDELL ROBERTS. Mr. Roberts joined the Company in March 1999 as Vice President, World Wide Sales. From 1997 until joining the Company, Mr. Roberts was Vice President, U.S. and European Sales and Vice President, Global Accounts for Mattson Technology Corporation, a supplier of semiconductor wafer processing equipment. From 1992 until 1997, Mr. Roberts served as President of Summit Sales Strategies, Inc., a sales process and productivity consulting firm he founded. From 1990 until 1992, Mr. Roberts served as General Manager, Northwest Area Sales Operations for Mentor Graphics Corporation, an electronic design automation company. From 1989 until 1990, Mr. Roberts served as Vice President, North American Sales for Synopsys, Inc., also an electronic design automation company.

         RICHARD SCHILLING. Mr. Schilling joined the Company in 1991 as Service Manager and in 1998, he was promoted to General Manager, Services Division. From 1990 until 1991, Mr. Schilling served as Customer Support Manager for Credence Systems, Inc. For the 20 years prior to 1990, he served in a variety of capacities with Tektronix, Inc., most recently as the Field Service Manager for the Semiconductor Test Systems Division.

         PAUL SCRIVENS. Mr. Scrivens joined the Company in March 1998 as General Manager, Mixed Signal Division. From January 1993 until joining the Company, Mr. Scrivens was employed by Credence Systems, Inc., with his final position being Vice President of Marketing, which he held since March 1994.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information for the fiscal years ended December 31, 1996, 1997 and 1998 concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 1998 (collectively, the "named executive officers").

                                          SUMMARY COMPENSATION TABLE




                                                                                   Long-Term
                                              Annual Compensation                Compensation
                                  --------------------------------------------   -------------
                                                                  Other Annual   Stock Options       All Other
   Name and Principal Position     Year       Salary     Bonus    Compensation     Granted         Compensation
  ---------------------------     ----      --------   --------  ------------     -------          ------------
Keith L. Barnes..............     1996      $200,000   $139,250  $18,939(1)       120,000          $       -
President and Chief               1997       237,500     52,000   19,467(1)       180,448                  -
Executive Officer                 1998       250,000          -   18,194(1)       779,896(2)               -


James P. Fraine..............     1996       136,458         --   87,839(4)         7,000                  -
Vice President, Sales             1997       139,580      9,698   55,056(4)        20,000(3)               -
                                  1998       143,150      9,698   63,459(4)        80,000(2)               -

Donald E. Grant..............     1996       116,000     31,844    2,604(1)        10,000                  -
Senior Vice President and         1997       131,250     15,300    3,027(1)        70,000(3)               -
General Manager, Digital          1998       142,088        694    2,107(1)       150,000(2)        5,192 (5)
Test Systems Division

W. Barry Baril...............     1996       122,500     37,699    1,407(1)        10,000                   -
Chief Technology Officer          1997       129,500     15,129      727(1)        30,000                   -
                                  1998       136,250      2,725      742(1)       180,000(2)                -

Mark Allison...............       1996       112,000     27,473      355(1)             -          38,151 (6)
General Manager, Memory           1997       116,200     10,449      372(1)        23,000                   -
Division                          1998       123,150      7,087      401(1)       115,000(2)                -

(1) Represents Company reimbursements for one or more of the following: organization dues, Company payments of additional insurance premiums and an automobile allowance.

(2) Grants during 1998, net of those canceled and reissued, were 66,000, 32,000, 50,000, 50,000 and 25,000, respectively, for Messrs. Barnes, Fraine, Grant, Baril and Allison, respectively. See "Executive Compensation -- Stock Option Grants" and "-- 10-Year Option Repricings."

(3) Grants during 1997, net of those canceled and reissued, were 10,000 and 40,000, respectively, for Messrs. Fraine and Grant, respectively. See "Executive Compensation -- Stock Option Grants" and "-- 10-Year Option Repricings."

(4)  Represents sales commissions of $86,400, $54,589 and $62,977 in 1996, 1997 and 1998 respectively, with the balance of the amount consisting of items described in (1) above.

(5)  Represents a cash pay-out of accrued vacation.

(6)  Represents relocation assistance.

STOCK OPTION GRANTS

         The following table sets forth certain information concerning stock options granted to the named executive officers during the year ended December 31, 1998 under the Company's 1995 Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               Potential
                                                                                            Realizable Value
                                                                                           At Assumed Annual
                                                                                          Rates of Stock Price
                                                                                            Appreciation for
                                Individual Grants                                            Option Term (2)
-----------------------------------------------------------------------------------    -----------------------------
                          Number of     % of Total
                         Securities       Options
                         Underlying     Granted to
                           Options     Employees in      Exercise      Expiration
Name                       Granted      Fiscal Year   Price/Share (1)     Date            5% ($)        10% ($)
----------------------- -------------- -------------- ---------------- ------------    ------------- ---------------
Keith L. Barnes......       16,000         0.6%            $11.375     03/05/08          $ 114,459       $ 290,061
                           316,448(3)     12.2%              9.000     05/05/08          1,791,112       4,539,030
                           397,448(3)     15.3%              7.000     07/07/08          1,749,670       4,434,007
                            50,000         1.9%              6.250     09/03/08            196,530         498,045
                         -----------     ------                                       ------------    ------------
                           779,896(4)     30.0%                                        $ 3,851,771     $ 9,761,143

James P. Fraine......        7,000         0.3%            $14.375     01/20/08          $  63,283       $ 160,370
                            24,000(3)      0.9%              9.000     05/05/08            135,841         344,248
                            24,000(3)      0.9%              7.000     07/07/08            105,654         267,749
                            25,000         1.0%              6.250     09/03/08             98,265         249,023
                         -----------     ------                                       ------------    ------------
                            80,000(5)      3.1%                                          $ 403,043     $ 1,021,390

Donald E. Grant......       50,000(3)      1.9%             $9.000     05/05/08          $ 283,003       $ 717,184
                            50,000(3)      1.9%              7.000     07/07/08            220,113         557,810
                            50,000         1.9%              6.250     09/03/08            196,529         498,044
                         -----------     ------                                       ------------    ------------
                           150,000(6)      5.7%                                           $699,645      $1,773,038

W. Barry Baril.......       30,000(3)      1.2%             $9.000     05/05/08           $169,802       $ 430,310
                           100,000(3)      3.8%              7.000     07/07/08            440,226       1,115,620
                            50,000         1.9%              6.250     09/03/08            196,530         498,045
                         -----------     ------                                       ------------    ------------
                           180,000(7)      6.9%                                           $806,558      $2,043,975

Mark Allison.........        5,000         0.2%            $11.375     03/05/08           $ 35,768        $ 90,644
                            45,000(3)      1.7%              9.000     05/05/08            254,702         645,466
                            45,000(3)      1.7%              7.000     07/07/08            198,102         502,029
                            20,000         0.8%              6.250     09/03/08             78,612         199,218
                         -----------     ------                                       ------------    ------------
                           115,000(8)      4.4%                                           $567,184      $1,437,357

(1) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock at the time of grant.

(2) The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future periods.

(3) Such option grants represent replacement grants with modified vesting and exercise prices; the original grants were canceled in connection with the issuance of the new options.

(4) Of the grants remaining outstanding at December 31, 1998 vesting is as follows:
          60,000 vest ratably over a 40 month period, becoming exercisable after 6 months
          61,112 vest ratably over a 48 month period, becoming exercisable after 6 months
          81,000 vest ratably over a 16 month period, becoming exercisable after 6 months
          60,000 vest ratably over a 28 month period, becoming exercisable after 6 months
         135,336 vest ten years after date of grant subject to acceleration and immediate exercisibility upon attainment of certain performance objectives
         50,000 vest ratably over a 48 month period

 (5) Of the grants remaining outstanding at December 31, 1998 vesting is as follows:
          7,000 vest ratably over a 27 month period, becoming exercisable after 6 months
          17,000 vest ratably over a 48 month period, becoming exercisable after 6 months
          25,000 vest ratably over a 48 month period

(6) Of the grants remaining outstanding at December 31, 1998 vesting is as follows:
          10,000 vest ten years after date of grant subject to acceleration and immediate exercisibility upon attainment of certain performance objectives
          10,000 vest ratably over a 27 month period, becoming exercisable after 6 months
          30,000 vest ratably over a 48 month period, becoming exercisable after 6 months
          50,000 vest ratably over a 48 month period
          (7) Of the grants remaining outstanding at December 31, 1998 vesting is as follows:
          10,000 vest ten years after date of grant subject to acceleration and immediate exercisibility upon attainment of certain performance objectives
          10,000 vest ratably over a 27 month period, becoming exercisable after 6 months
          70,000 vest ratably over a 16 month period, becoming exercisable after 6 months
          10,000 vest ratably over a 48 month period, becoming exercisable after 6 months
          50,000 vest ratably over a 48 month period

(8) Of the grants remaining outstanding at December 31, 1998 vesting is as follows:
         14,000 vest ten years after date of grant subject to acceleration and immediate exercisibility upon attainment of certain performance objectives
         5,000 vest ratably over a 48 month period, becoming exercisable after 6 months
         26,000 vest ratably over a 24 month period, becoming exercisable after 6 months
         20,000 vest ratably over a 48 month period

OPTION EXERCISES AND HOLDING

         The following table sets forth certain information with respect to the named executive officers concerning the exercise of options granted under the Company's 1995 Stock Incentive Plan during the year ended December 31, 1998, and the value of unexercised options held as of December 31, 1998.

                            AGGREGATED OPTION EXERCISES IN LAST
                            FISCAL YEAR AND FY-END OPTION VALUES

                                                                  Number of
                                                            Securities Underlying
                                                                  Unexercised              Value of Unexercised
                                Shares                               Options                In-The-Money Options
                               Acquired          Value            At FY-End (#)              At FY-End ($) (1)
                             On Exercise       Realized           Exercisable/                  Exercisable/
          Name                   (#)              ($)             Unexercisable                Unexercisable
-------------------------    -------------     ----------    ------------------------    ---------------------------
Keith L. Barnes........           -                -              4,170      443,278        $ 5,213     $ 256,012
James P. Fraine........           -                -             16,176       46,824          4,179        39,071
Donald E. Grant........           -                -             47,250       99,750          5,208        82,293
W. Barry Baril.........           -                -              4,170      145,830          5,213       107,288
Mark Allison...........           -                -              1,668       63,332          2,085        45,415

(1) Amounts reflected are based upon the market value of the underlying securities at fiscal year end ($7.50) minus the exercise price.

TEN YEAR OPTION REPRICINGS

         The following table provides information regarding all cancellations and reissuances of stock options since July 21, 1995, the date the Company became a reporting company under the Securities Exchange Act of 1934, as amended, held by any officer of the Company at December 31, 1998.

                            10-YEAR OPTION REPRICINGS

                                    NUMBER OF       MARKET
                                   SECURITIES      PRICE OF      EXERCISE                     LENGTH OF ORIGINAL
                                   UNDERLYING      STOCK AT      PRICE AT                    OPTION TERM REMAINING
                                     OPTIONS       TIME OF       TIME OF     NEW EXERCISE         AT DATE OF
NAME                     DATE       REPRICED      REPRICING     REPRICING       PRICE              REPRICING
----                     ----      ----------     ---------     ---------    ------------    ----------------------
Keith L. Barnes.....   05/05/98      120,000        $9.00        $13.250         $9.00       7 years, 307 days
                       05/05/98      180,448         9.00         11.750          9.00        9 years, 58 days
                       05/05/98       16,000         9.00         11.375          9.00       9 years, 305 days
                       07/07/98       81,000         7.00          8.500          7.00       6 years, 307 days
                       07/07/98      316,448         7.00          9.000          7.00       9 years, 303 days

James P. Fraine.....   07/02/97       10,000       $11.75        $18.500        $11.75       9 years, 195 days
                       05/05/98        7,000         9.00         12.750          9.00       7 years, 278 days
                       05/05/98       10,000         9.00         11.750          9.00        9 years, 58 days
                       05/05/98        7,000         9.00         14.375          9.00       9 years, 260 days
                       07/07/98       24,000         7.00          9.000          7.00       9 years, 303 days

Donald E. Grant.....   07/02/97       30,000       $11.75        $18.500        $11.75       9 years, 195 days
                       05/05/98       10,000         9.00         12.750          9.00       7 years, 278 days
                       05/05/98       40,000         9.00         11.750          9.00        9 years, 58 days
                       07/07/98       50,000         7.00          9.000          7.00       9 years, 303 days

W. Barry Baril......   07/02/97       10,000       $11.75        $18.500        $11.75       9 years, 195 days
                       05/05/98       10,000         9.00         12.750          9.00       7 years, 278 days
                       05/05/98       20,000         9.00         11.750          9.00        9 years, 58 days
                       07/07/98       70,000         7.00          8.500          7.00       6 years, 307 days
                       07/07/98       30,000         9.00          7.000          9.00       9 years, 303 days

Mark Allison........   07/02/97       10,000       $11.75        $17.750        $11.75       9 years, 188 days
                       05/05/98       19,061         9.00         12.750          9.00       7 years, 208 days
                       05/05/98       14,000         9.00         11.750          9.00        9 years, 58 days
                       05/05/98        5,000         9.00         11.375          9.00       9 years, 305 days
                       07/07/98       42,500         7.00          9.000          7.00       9 years, 303 days

Gwyn Harvey.........   07/02/97        5,000       $11.75        $18.500        $11.75       9 years, 195 days
                       05/05/98        3,000         9.00         12.750          9.00       7 years, 278 days
                       05/05/98       10,000         9.00         11.750          9.00        9 years, 58 days
                       05/05/98       10,000         9.00         11.375          9.00       9 years, 305 days
                       07/07/98        6,659         7.00          8.500          7.00       6 years, 307 days
                       07/07/98       23,000         7.00          9.000          7.00       9 years, 303 days

Paul Scrivens.......   05/05/98       30,000        $9.00        $16.500         $9.00       9 years, 305 days
                       07/07/98       30,000         7.00          9.000          7.00       9 years, 303 days

         In May 1998 and July 1998, the Compensation Committee authorized a reissuance of all non-director stock options granted to employees, including executive officers. The new exercise price for these options was fixed at $9.00 and $7.00 per share, the market price of the Company's Common Stock at the time of the reissuances. Stock options granted to employees under the Company's 1995 Stock Incentive Plan are intended to provide incentives to the employees to work to achieve long-term success for the Company. Given the prolonged decline in the semiconductor industry and the impact of that decline on the market price of the Company's Common Stock since the date the options were granted, and the negative effect the Compensation Committee felt this would have on employee retention, the Compensation Committee deemed it to be in the best interests of the Company to allow employees to elect to reduce the exercise price to the market price at the time of reissuance, in exchange for modified vesting.

EXECUTIVE DEFERRED COMPENSATION PLAN

         On July 1, 1996, the Company implemented an Executive Deferred Compensation Plan (the "Deferred Compensation Plan") for the purpose of providing eligible executives and employees with a program for deferring compensation earned during employment. Under the terms of the Deferred Compensation Plan, eligible executives and employees of the Company may make voluntary contributions to the Plan up to 90% of compensation, the limitation stated in the Deferred Compensation Plan. The voluntary contributions are invested in a variety of investment funds for the intended use of paying plan benefits when participating executives and employees become eligible to receive such benefits under the terms of the Deferred Compensation Plan. The Company currently does not match executive or employee contributions and does not intend to do so in the foreseeable future.

EMPLOYMENT CONTRACTS

         The Company has entered into Employment Agreements with each of the named executive officers. Each such Employment Agreement is terminable by either party. If the executive officer resigns voluntarily or is properly terminated for cause, all pay and benefits under the agreement will cease as of the date of such resignation or termination. If the executive officer is terminated other than for cause (including the voluntary resignation by an officer upon a breach by the Company of its obligations to the executive officer), the executive officer would receive all base salary, commissions and bonuses earned through the date of termination plus a payment equal to all accumulated but unused vacation and sick leave. In addition, the officer would be entitled to continued vesting of options (or alternatively be paid the in-the-money value of such options), certain benefits, and payment of base salary for a severance period, which is two years in the case of Mr. Barnes and six months for each other named executive officer. If there is a change in control of the Company, the vesting schedule of the Company options held by the named executive officers would accelerate so that all such options would become immediately exercisable.

DIRECTOR COMPENSATION

         The members of the Company's Board of Directors are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In addition, the Company's Chairman of the Board receives an annual retainer of $18,900 and each nonemployee member of the Board of Directors, other than the Chairman, receives an annual retainer of $12,600. The Chairman also receives $1,500 and all other nonemployee directors receives $1,000 for each Board meeting attended and each meeting of a committee of the Board attended if not on the date of a regularly scheduled Board meeting. Committee chairs receive an additional $500 per meeting. In 1998, each nonemployee director also received stock options under the Company's 1995 Stock Incentive Plan covering 10,000 shares of the Company's Common Stock.

COMPENSATION COMMITTEE REPORT

         EXECUTIVE COMPENSATION PHILOSOPHY. The Compensation Committee is composed of Messrs. Gibson, Hurd and Smith, all non-employee, outside directors. The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive compensation and corporate performance, while at the same time motivating and retaining executive officers.

         EXECUTIVE COMPENSATION COMPONENTS. The key components of the Company's compensation program are base salary, cash bonuses and equity participation. These components are administered with the goals of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning executive officers' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

         BASE SALARY. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. In setting the base salaries, the Company has utilized the AEA Executive Compensation Survey in addition to reviewing information of other high technology companies of similar size. Some of the companies included in the AEA survey, as well as certain of the other companies reviewed, are included in the peer group utilized in the Company's performance graph. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the overall performance of the Company. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing managers and employees and exercising leadership. Based on the above criteria, the Compensation Committee believes that executive officer base salaries for 1998 were reasonable.

         CASH BONUSES. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company and individual performance criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year, the Compensation Committee establishes cash bonuses for executive officers based on the Company's and the individual's achievement of certain performance criteria. For fiscal 1998, the Company's named executive officers received aggregate cash bonuses equal to approximately 0.0% to 6.8% of the total base salaries paid to such officers.

         STOCK OPTIONS. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years. See "Option Grants In Last Fiscal Year" table for a detail of options granted to the named executive officers during 1998.

         STOCK OPTION REISSUANCES. In May 1998 and July 1998, the Compensation Committee authorized a reissuance of all non-director stock options granted to employees, including the named executive officers. The new exercise price for these options was fixed at $9.00 and $7.00, the market price of the Company's Common Stock at the time of the reissuances. Stock options granted to employees under the Company's 1995 Stock Incentive Plan are intended to provide incentives to the employees to work to achieve long-term success for the Company. Given the prolonged decline in the semiconductor industry and the impact of that decline on the market price of the Company's Common Stock since the date the options were granted, the Compensation Committee deemed it to be in the best interests of the Company to allow employees to elect to reduce the exercise price to the market price at the time of reissuance, in exchange for modified vesting.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Keith L. Barnes, the Company's President and Chief Executive Officer and a director of the Company, for services rendered in 1998. Mr. Barnes received a base salary of 250,000 for 1998. He did not earn a cash bonus. Mr. Barnes received options to purchase 66,000 shares (net of canceled and reissued option grants) of the Company's Common Stock during 1998.

COMPENSATION COMMITTEE

C. Scott Gibson
James M. Hurd
Milton R. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during the fiscal year ended December 31, 1998 were C. Scott Gibson, James M. Hurd and Milton R. Smith, all non-employee, outside directors.

STOCK PERFORMANCE GRAPH

         The following line graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Index and an index of peer companies selected by the Company. The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company's Common Stock, the Nasdaq Stock Market U.S. Index and the peer group index is based upon an assumed investment of $100 in the Company's Common Stock and each index on July 21, 1995, the date of the Company's initial public offering.

                                                       Indexed Returns
                                    Base               Year Ending
                                   Period              -----------------------------------------------
Company/Index                      7/21/95       12/31/95      12/31/96      12/31/97       12/31/98
-----------------------------    ------------    ----------    ----------    ----------     ----------
Integrated Measurement             100.00          134.09        157.95        155.68          68.18
  Systems, Inc.
Nasdaq U.S. Index                  100.00          105.64        129.91        159.38         224.04
Peer Group                         100.00          108.35        145.22        169.50         217.05

         The peer group companies are weighted based on market capitalization and are as follows: Cadence Design Systems, Inc., Credence Design Systems, Inc., Electroglas, Inc., KLA-Tencor, Inc., LTX Corp., Mentor Graphics, Inc., Synopsys, Inc. and Teradyne, Inc.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires that the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of such reports received by it with respect to fiscal 1998 and written representations from reporting persons that no other reports were required, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1998, except that Mr. Smith, a director of the Company, filed one late Form 4, Statement of Changes in Beneficial Ownership, related to the purchase of 3,000 shares.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         In certain foreign markets, primarily Europe, Cadence employees act as sales agents for the Company. The Company reimburses Cadence for related costs incurred on the Company's behalf, plus an administrative fee. Cadence provides selling, service and production support related to the Company's Virtual Test Software. The Company has paid Cadence based upon estimated costs to provide this support. Cadence provides facilities for certain domestic Company sales personnel. During 1998 the costs of the above services provided by Cadence totaled approximately $1,746,000. In 1998 the Company sold Virtual Test Software to Cadence for resale to Cadence customers in the amount of $1,176,000.

              STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the ownership of the Common Stock as of February 26, 1999 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's continuing directors, (iii) each of the Company's nominees for election as director, (iv) each of the Company's named executive officers and (v) all directors and executive officers as a group.

                                                    SHARES OF COMMON
                                                   STOCK BENEFICIALLY         PERCENT OF COMMON
NAME AND BUSINESS ADDRESS                              OWNED (1)              STOCK OUTSTANDING
-------------------------                         -----------------------    ----------------------
Cadence Design Systems, Inc. ..............               2,759,000                     37.0%
2655 Seely Road, Bldg 5, MS 5B2
San Jose, CA  95134

State of Wisconsin Investment Board (2)....                 893,000                     12.0%
121 East Wilson Street
Madison, Wisconsin 53707

Invista Capital Management, LLC (3)........                 771,400                     10.3%
Principal Mutual Holding Co.
699 Walnut, 1800 Hub Tower
Des Moines, IA 50309

Dalton Greiner Hartman Maher & Co. (4).....                 458,100                      6.1%
1100 Fifth Avenue South, Suite 301
Naples, Florida 34102

Dimensional Fund Advisors, Inc. (5)........                 384,400                      5.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Keith L. Barnes............................                 108,387                      1.4%
James E. Solomon...........................                  70,084                         *
Donald E. Grant............................                  66,700                         *
W. Barry Baril.............................                  62,350                         *
C. Scott Gibson (6)........................                  34,284                         *
James P. Fraine............................                  26,318                         *
H. Raymond Bingham ........................                  22,084                         *
James M. Hurd..............................                  20,084                         *
Mark Allison...............................                  17,792                         *
Milton R. Smith............................                  16,583                         *
Paul A. Gary ..............................                   7,667                         *
Thomas R. Franz............................                       -                         -

Executive Officers and Directors as a group
(16 persons)...............................                 478,301                      6.1%
---------------------------
*  less than one percent


(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. The Company had 7,460,616 shares of its common stock outstanding on February 26, 1999. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from February 26, 1999 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of February 26, 1999 is as follows: Mr. Barnes - 97,102; Mr. Grant - 65,572; Mr. Baril
     - 59,385; Mr. Allison - 17,792; Mr. Fraine - 23,820; Messrs. Bingham, Gibson, Hurd and Solomon - 20,084; Mr. Smith - 9,583; Mr. Gary - 1,667; all Executive Officers and Directors as a group - 379,154.
(2) This information as to beneficial ownership is based on a Schedule 13G filed by State of Wisconsin Investment Board ("SWIB"). SWIB is a government agency which manages public pension funds subject to provisions comparable to ERISA. SWIB has sole voting and dispositive power with respect to all 893,000 shares held.
(3) This information as to beneficial ownership is based on a Schedule 13G filed by Invista Capital Management, LLC ("Invista") and Principal Mutual Holding Co. ("Principal"). Invista and Principal are Investment Advisers registered under Section 203 of the Investment Advisers Act of 1940. Invista and Principal have shared voting and dispositive power over all 771,400 shares held.
(4) This information as to beneficial ownership is based on a Schedule 13G filed by Dalton Greiner Hartman Maher & Co. ("Dalton"). Dalton is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Dalton has sole voting and dispositive power with respect to all 458,100 shares held.
(5) The following information is obtained solely from a Form 13G filing prepared by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and dispositive power over the securities listed herein that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.
(6) Includes 4,100 shares held in Mr. Gibson's self-employed pension and 10,100 in various trusts over which Mr. Gibson maintains voting and dispositive control.

               APPROVAL OF AMENDMENT TO 1995 STOCK INCENTIVE PLAN

         The Company maintains its 1995 Stock Incentive Plan (the "1995 Plan") to attract and retain experienced and competent employees and others who provide services to the Company and to provide an incentive to such persons to exert their best efforts on behalf of the Company. A total of 1,995,000 shares of Common Stock have been reserved for issuance under the 1995 Plan. As of December 31, 1998, approximately 289,408 shares remained available for grant under the 1995 Plan. The Board of Directors believes that additional shares will be needed under the 1995 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved, and recommends shareholder adoption of, an amendment to the 1995 Plan that would increase from 1,995,000 shares to 2,215,000 shares the number of shares of Common Stock that are reserved for issuance under the 1995 Plan. Because the officers, directors and employees of the Company who may participate in the 1995 Plan and the amount of their options will be determined on a discretionary basis by the Compensation Committee or the full Board of Directors, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers, directors and employees in the future. The following is a summary of the basic terms and provisions of the 1995 Plan.

GENERAL

         The 1995 Plan, which was approved by the Company's sole shareholder on May 11, 1995, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company. The purposes of the 1995 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the employees and consultants of the Company and to promote the Company's business. The 1995 Plan is administered by the Compensation Committee of the Board of Directors. At December 31, 1998, eight officers, six outside directors and approximately 280 other employees were eligible to participate in the 1995 Plan.

OPTION TERM

         The term of each option granted under the 1995 Plan will generally be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1995 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the exercise period established by the Compensation Committee at the time the options were granted, which shall not exceed 90 days after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided in the agreement evidencing the terms of an option grant, no option granted under the 1995 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable on the date of death.

EXERCISE PRICE

         The exercise price of incentive stock options granted under the 1995 Plan may not be less than the fair market value of a share of Common Stock on the last market trading day prior to the date of grant of the option and incentive options granted to greater than 10% shareholders may not be granted for less than 110% of fair market value. Non-qualified stock options may be granted at the price determined by the plan administrator. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock or any combination of such methods of payment as permitted by the Compensation Committee.

TERM OF 1995 PLAN

         The 1995 Plan will continue in effect until May 2005, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1995 Plan at any time as it may deem advisable.

FEDERAL INCOME TAX CONSEQUENCES

         The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

         INCENTIVE STOCK OPTIONS. Certain options authorized to be granted under the 1995 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

         NON-QUALIFIED STOCK OPTIONS. Certain options authorized to be granted under the 1995 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1995 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

CONSEQUENCES TO THE COMPANY. The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

NEW PLAN BENEFITS

         The following table summarizes options granted under the 1995 Plan from January 1, 1999 up to March 12, 1999, the record date of this proxy statement.

                        Name and Position                                     Number of Units (1)
                        -----------------                                     -------------------
Keith L. Barnes, President, Chief Executive Officer and Director                       -
James P. Fraine, Vice President, Sales                                               7,000
Donald E. Grant, Senior Vice President and General Manager,
  Digital Test Systems Division                                                      6,700
W. Barry Baril, Chief Technology Officer                                             2,500
Mark Allison, General Manager, Memory Products Division                              2,500
H. Raymond Bingham, Director                                                           -
Paul A. Gary, Director                                                                 -
C. Scott Gibson, Director                                                              -
Thomas R. Franz, Director                                                              -
James M. Hurd, Director                                                                -
Milton R. Smith, Director                                                              -
James E. Solomon, Director                                                             -
All Current Executive Officers as a Group (9 people)                                68,700
All Non-Executive Officer Directors
 as a Group (7 people)                                                                 -
All Non-Executive Officer Employees as a Group (280 people)                         46,750

(1) Options to purchase shares of the Company's Common Stock, totaling 115,450 shares, have been granted from January 1, 1999 through March 12, 1999. All such options were granted at an exercise price per share that is equal to the fair market value of the Company's Common Stock on the date of grant. The average per share exercise price of all option grants included in the above table is $8.96. Except as otherwise indicated, the options granted vest equally over 48 months. Grants for newly hired employees vest ratably over 48 months, but are not exercisable until 12 months after the date of grant. Options granted to the Named Executive Officers fully vest 10 years after the grant date, with accelerated vesting provisions upon the attainment of certain performance objectives. Grants under the 1995 Plan are discretionary and therefore, grants for the remainder of 1999 or thereafter cannot be determined.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted for approval of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted as votes cast and have no effect on the results of the vote on this proposal.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Arthur Andersen LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1999, subject to ratification of such appointment by the Company's shareholders.

         Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1999. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

         A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of shareholders must be received by the Company not later than December 2, 1999, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days, nor more than 90 days, prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1999 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                              COST OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, Allen Nelson & Co. may solicit proxies at an approximate cost of $1,200 plus reasonable expenses.

                             ADDITIONAL INFORMATION

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1998 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Secretary, Integrated Measurement Systems, Inc., 9525 S.W. Gemini Drive, Beaverton, Oregon 97008.

                                   By Order of the Board of Directors


                                   Keith L. Barnes
                                   President and Chief Executive Officer

Beaverton, Oregon
April 2, 1999

                       INTEGRATED MEASUREMENT SYSTEMS, INC.
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 1999

The undersigned hereby names, constitutes and appoints Keith L. Barnes and H. Raymond Bingham, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Integrated Measurement Systems, Inc. (the "Company") to be held at 10:00 a.m. on Tuesday, May 4, 1999, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 12, 1999, with all the powers that the undersigned would possess if he were personally present.



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

                                                          Please mark     /X/
                                                         your vote, as
                                                         indicated in
                                                         this example

                                     FOR all             WITHHOLD AUTHORITY
                                    nominees          to vote for all nominees
                                  listed below              listed below
1.  Election of Directors             / /                       / /

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

   Thomas R. Franz               Paul A. Gary               James E. Solomon

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSALS 2 AND 3.

                                                  FOR      AGAINST    ABSTAIN
2.  To approve an amendment to the                / /        / /        / /
    Integrated Measurement Systems, Inc.
    1995 Stock Incentive Plan.

3.  To ratify the appointment of                 / /        / /         / /
    Arthur Andersen LLP as the Company's
    independent auditors for the year
    ending December 31, 1999.

4. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

I do (  ) do not (  ) plan to attend the meeting. (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 9525 S.W. Gemini Drive, Beaverton, Oregon 97008, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

Signature(s)                                         Dated               , 1999
            ----------------------------------------      ---------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



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